Exhibit 23.1

Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-75268 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan, No. 33-80662 pertaining to the 1994 Stock Option Plan, No. 33-93394 pertaining to the 1994 Employee Stock Purchase Plan, No. 333-29801 pertaining to the 1994 Stock Option Plan, No. 333-60057 pertaining to the 1994 Stock Option Plan, No. 333-79789 pertaining to the 1994 Stock Option Plan, No. 333-43504 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan, No. 333-72098 pertaining to the 1994 Stock Option Plan and No. 333-117193 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan) and the Registration Statements on Forms S-3 (No. 333-38266, No. 333-54912 and No. 333-116973) of InSite Vision Incorporated of our report dated March 4, 2005, with respect to the consolidated financial statements of InSite Vision Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 31, 2005